EXHIBIT 23.10

TO:	PricewaterhouseCoopers - Tel Aviv
RE:	Ampal American Israel Corporation – Subsequent Events
COMPANY NAME.:	Hod Hasharon Sport Center (1992) Limited Partnership
COMPANY NO.:	55-0012629

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants of Hod Hasharon Sports Center (1992) Limited Partnership, we hereby consent to the incorporation of our report dated as of February 24, 2004, included in Form 10-K of Ampal American Israel Corporation, previously filed Registration Statement File No. 333-61895, and No. 333-55970.

Somekh Chaikin
Certified Public Accountants (Isr.)

Tel Aviv March 28, 2004

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No.333-61895 and Form S-8 No.333-55970) of our report dated February 27, 2003, with respect to the financial statements of Hod Hasharon Sport Center (1992) Limited Partnership included in the Annual Report (Form 10K) for 2003 of Ampal-American Israel Corporation.

Luboshitz Kasierer
Certified Public Accountants (Isr.)

March 24, 2004